EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-112798 of Composite Technology Corporation on Form S-3 (Post-Effective Amendment No. 1) of our report, dated December 14, 2004, appearing on Form 10-KSB of Composite Technology Corporation for the year ended September 30, 2004, which is part of this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

                                      /s/ Singer Lewak Greenbaum & Goldstein LLP
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                                      SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 11, 2005